Exhibit 99.1

Wolfspeed Appoints Industry Veteran Dr. David Emerson as Chief Operating Officer
Emerson Will Oversee All Aspects of Operations, Supply Chain, and Quality
Brings a Proven Track Record of Driving Operational Transformations
Appointment Advances Wolfspeed’s Strategic Priorities and Transition to Pure-Play 200-Millimeter Production

DURHAM, N.C. May 23, 2025 -- Wolfspeed, Inc. (NYSE: WOLF) (“Wolfspeed” or the “Company”) today announced that David Emerson, Ph.D. has been appointed Executive Vice President and Chief Operating Officer, a newly created role responsible for overseeing operational excellence across the Company’s 200-millimeter facility footprint, reducing customer lead times, and manufacturing leading silicon carbide solutions for Wolfspeed’s customers. Dr. Emerson will be responsible for Wolfspeed’s Operations, Supply Chain, and Quality divisions.

As the former Executive Vice President of our LED Products division, Dr. Emerson brings a proven track record of transforming complex, global operations into scaled and high-performing businesses that are positioned to win in emerging technologies. Notably, during his time at Wolfspeed (then operating as Cree, Inc.), Dr. Emerson gained an in-depth understanding of both the devices and materials businesses and helped guide the company through a period of heightened U.S. government scrutiny on global trade practices and fair competition.

Wolfspeed Chief Executive Officer, Robert Feurle, commented, “We are excited to welcome Dave back to Wolfspeed as our new Chief Operating Officer. Having previously led our LED business through market disruption and global expansion, Dave brings a wealth of industry expertise and strategic insight which positions him well to drive operational excellence at Wolfspeed. His ability to directly confront complex challenges aligns with our ambitions at this critical stage in Wolfspeed’s lifecycle. I look forward to collaborating with him as we work to reaccelerate revenue growth, work to achieve profitability, complete our 200-millimeter transition, and ultimately advance Wolfspeed’s global leadership in silicon carbide technology.”

“After spending a sizable portion of my career at Cree overseeing the development of silicon carbide-powered LED solutions, I am eager to contribute to Wolfspeed’s forward momentum as its new Chief Operating Officer. I am impressed by the Company’s sustained leadership in silicon carbide and its vertically integrated, greenfield 200-millimeter facility footprint,” said Dr. Emerson. “Under Robert’s leadership, Wolfspeed is increasingly focused on serving the fastest-growing areas of the silicon carbide market, and these strategic verticals necessitate high-performance, high-quality solutions. My experience driving operational excellence has equipped me with the skills to help develop best-in-class solutions for our blue-chip customers, all while working to accelerate the Company’s path to profitability. I’m excited for the opportunity to help shape the Company’s continued growth and success.”
The addition of the Chief Operating Officer role to the executive leadership team underscores Wolfspeed’s unwavering commitment to operational excellence as it scales its industry-leading 200 mm silicon carbide manufacturing platform. The Chief Operating Officer will play a critical role in driving manufacturing quality and efficiency. In this role, Dr. Emerson will also be responsible for accelerating time-to-market and ensuring consistent delivery of innovative, high-performance silicon carbide solutions to customers worldwide. As Wolfspeed continues to expand capacity to serve the expected growth in demand across automotive, industrial, and energy markets, this role is central to enhancing operational agility and achieving growth.

About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.

Forward-Looking Statements
This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about Wolfspeed’s ability to reduce customer lead times, improve manufacturing quality and efficiency, and achieve growth. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with our expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to our restructuring costs; our ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; our ability to take certain actions with respect to our capital and debt structure; the risk that we do not meet our production commitments to those customers who provide us with capacity reservation deposits or similar payments; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back our manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; our ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for our products will not develop as we expect, including the adoption of our products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for our products; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that our investments may experience periods of significant market value and interest rate volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to our operations, supply chain, including our contract manufacturers, or customer demand; the risk we may be required to record a significant charge to earnings if our remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that we are not able to successfully execute or achieve the potential benefits of our efforts to enhance our value; the substantial doubt about the Company’s ability to continue as a going concern; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed's judgment as of the date of this release. Except as required under the United States federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

Contact:
Media Relations:
Bridget Johnson
Head of Corporate Marketing and Communications
847-269-2970
media@wolfspeed.com

Investor Relations:
Tyler Gronbach
VP, External Affairs
919-407-4820
investorrelations@wolfspeed.com

Source: Wolfspeed, Inc.